SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): JANUARY 17, 2001


                             HENLEY HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)


                                      TEXAS
                 (State or other jurisdiction of incorporation)


          0-21054                                        76-0511324
 (Commission File Number)                    (IRS Employer Identification No.)



120 INDUSTRIAL BOULEVARD, SUGAR LAND, TEXAS                 77478
  (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (281) 276-7000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

      Henley Healthcare, Inc.(the "Company") issued a press release on January 17, 2001 stating that, absent a successful appeal by the Company, its common stock will be removed from listing on the Nasdaq SmallCap Market. This action by Nasdaq is based on the Company's failure to maintain a minimum bid price of $1.00 during the required period. A copy of the press release is attached as an exhibit to this 8-K.

      The delisting of the Company's common stock was to be effective on January 19, 2001 unless the bid price for the Company's common stock was at least $1.00 for 10 consecutive trading days. The Company has, however, appealed the decision to the Nasdaq Listing Qualifications Panel (the "Panel"). The hearing of the appeal will be held on February 22, 2001. The Company has been advised that Nasdaq will not take any action to delist its common stock pending the decision of the Panel. There can be no assurance, however, that the Company's appeal will be successful, and its common stock may be delisted from The Nasdaq SmallCap Market if the appeal is denied or if the Company decides, for business reasons, not to effectuate alternative remedies. If necessary, the Company would apply to have its common stock traded on the OTC Bulletin Board.

      As discussed in the other filings, the Company will need additional financing within the next twelve months. It may be more difficult for the Company to raise additional financing if the common stock is delisted from the Nasdaq SmallCap Market and trades on the OTC Bulletin Board. Delisting from the Nasdaq SmallCap Market may adversely affect the market price and liquidity of the common stock and may subject the common stock to the "penny stock rules" contained in Section 15(g) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. In addition, the Company may incur significant monetary penalties under the terms of its Series B and Series C Preferred Stock if the common stock is delisted.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   EXHIBITS.

      The following exhibits, from which schedules and exhibits have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K.


99       --    Text of Press Release dated January 17, 2001.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HENLEY HEALTHCARE, INC.



                                        By: /s/ JAMES L. STURGEON
                                                James L. Sturgeon
                                                Chief Financial Officer

January 18, 2001

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
                                    EXHIBITS


99       --    Text of Press Release dated January 17, 2001.